Exhibit 99.1

CEVA, Inc. Announces Second Quarter 2023 Financial Results

ROCKVILLE, MD., August 9, 2023 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and custom SoC solutions, today announced its financial results for the second quarter ended June 30, 2023.

Total revenue for the second quarter of 2023 was $26.2 million, a 21% decrease compared to $33.2 million reported for the second quarter of 2022. Second quarter 2023 licensing, non-recurring engineering (NRE) and related revenue was $16.8 million, a decrease of 24% when compared to $22.1 million reported for the same quarter a year ago. Royalty revenue for the second quarter of 2023 was $9.4 million, a decrease of 15% when compared to $11.1 million reported for the second quarter of 2022, but up 17% sequentially.

Amir Panush, Chief Executive Officer of CEVA, remarked: “Our second quarter results reflect a challenging and dynamic environment, where our licensing business was impacted by a slowdown in funding of semiconductor startups that limited our ability to conclude certain anticipated customer licensing agreements. Nevertheless, we had a number of noteworthy licensing achievements in the quarter, including three customers for Wi-Fi & Bluetooth combos and four new agreements with customers targeting automotive applications. We are also encouraged by the sequential recovery in our royalty business, with strong shipments of smartphones for emerging markets and inventory restocking across PCs, 5G RAN and the broad IoT markets which we serve. We believe we are well positioned to capitalize on the insatiable demand to connect everything and deploy generative AI everywhere with our unrivalled portfolio of wireless connectivity and sensing AI technologies.”

During the quarter, seventeen IP license and NRE agreements were concluded, targeting a wide variety of end markets and applications, including Wi-Fi 6 and Bluetooth 5 for combo connectivity chips targeting consumer, smart home and industrial IoT, 5G Redcap and cellular IoT wireless communications for industrial, UWB for digital car keys and in-cabin radar in automotive, AI for automotive ADAS and sensor fusion for digital pens. Five agreements were with first-time customers.

GAAP gross margin for both the second quarters of 2023 and 2022 was 79%. GAAP operating loss for the second quarter of 2023 was $6.3 million, as compared to a GAAP operating loss of $0.3 million for the same period in 2022. GAAP net loss for the second quarter of 2023 was $5.8 million, as compared to a GAAP net loss of $1.1 million reported for the same period in 2022. GAAP diluted losses per share for the second quarter of 2023 was $0.25, as compared to a GAAP diluted losses per share of $0.05 for the same period in 2022.

Non-GAAP gross margin for both the second quarters of 2023 and 2022 was 82%. Non-GAAP operating loss for the second quarter of 2023 was $1.1 million, as compared to Non-GAAP operating profit of $4.6 million reported for the second quarter of 2022. Non-GAAP net loss and diluted losses per share for the second quarter of 2023 were $0.5 million and $0.02, respectively, compared with Non-GAAP net income and diluted income per share of $4.3 million and $0.18, respectively, reported for the second quarter of 2022.

Non-GAAP gross margin for the second quarter of 2023 excluded: (a) equity-based compensation expenses of $0.4 million and (b) amortization of acquired intangibles of $0.4 million. Non-GAAP gross margin for the second quarter of 2022 excluded: (a) equity-based compensation expenses of $0.3 million and (b) amortization of acquired intangibles of $0.5 million.

Non-GAAP operating loss for the second quarter of 2023 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.7 million associated with the acquisition of the Intrinsix, VisiSonics and Hillcrest Labs businesses as well as investments in NB-IoT technologies, and (c) $0.3 million of costs associated with the Intrinsix and VisiSonics business acquisitions. Non-GAAP operating income for the second quarter of 2022 excluded: (a) equity-based compensation expenses of $3.3 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs business and investments in NB-IoT and Immervision technologies and (c) $0.3 million of costs associated with the Intrinsix acquisition.

Non-GAAP net loss and diluted loss per share for the second quarter of 2023 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.7 million associated with the acquisition of the Intrinsix, VisiSonics and Hillcrest Labs businesses as well as investments in NB-IoT technologies, (c) $0.3 million of costs associated with the Intrinsix and VisiSonics business acquisitions and (d) $0.1 million associated with the reevaluation of an investment in another company. Non-GAAP net income and diluted earnings per share for the second quarter of 2022 excluded: (a) equity-based compensation expenses of $3.3 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) $0.5 million loss, net of taxes, associated with the reevaluation of an investment in another company.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “As we navigate the current macroeconomic conditions, we have implemented cost-saving initiatives to reduce expense levels for the remainder of the year. We believe these initiatives will enable us to remain lean and dynamic, which combined with our strong balance sheet will allow us to act decisively to support our future growth strategy.”

CEVA Conference Call

On August 9, 2023, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/ZBNxQXMOR09. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (conference replay code: 5117586) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on August 16, 2023. The replay will also be available at CEVA's web site www.ceva-dsp.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding CEVA’s ability to capitalize on demand with its portfolio of technologies, the impact of CEVA’s cost-savings initiatives, and CEVA’s growth prospects and potential. The risks, uncertainties and assumptions that could cause differing CEVA results include: the effect of intense industry competition; the ability of CEVA’s technologies and products incorporating CEVA’s technologies to achieve market acceptance; CEVA’s ability to meet changing needs of end-users and evolving market demands; the cyclical nature of and general economic conditions in the semiconductor industry; CEVA’s ability to diversify its royalty streams and license revenues; CEVA’s ability to continue to generate significant revenues from the handset baseband market and to penetrate new markets; and general market conditions and other risks relating to CEVA’s business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and custom SoC solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary embedded software for sensor fusion, image enhancement, computer vision, spatial audio, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For motion sensing solutions, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth connectivity (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook,, LinkedIn and Instagram.

Source: CEVA, Inc.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Six months ended
	Jun 30,		Jun 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing, NRE and related revenues	$16,801	$22,123	$37,522	$44,516
Royalties	9,371	11,072	17,385	23,070

Total revenues	26,172	33,195	54,907	67,586

Cost of revenues	5,572	6,825	10,887	13,229

Gross profit	20,600	26,370	44,020	54,357

Operating expenses:
Research and development, net	19,594	19,538	40,385	39,748
Sales and marketing	2,795	2,723	5,840	5,646
General and administrative	4,169	3,635	8,217	7,271
Amortization of intangible assets	316	750	645	1,500
Total operating expenses	26,874	26,646	55,087	54,165

Operating income (loss)	(6,274)	(276)	(11,067)	192
Financial income, net	1,121	413	2,576	695
Reevaluation of marketable equity securities	(119)	(685)	(236)	(1,816)

Loss before taxes on income	(5,272)	(548)	(8,727)	(929)
Income tax expense	546	575	1,963	1,890

Net loss	$(5,818)	$(1,123)	$(10,690)	$(2,819)

Basic and diluted net loss per share	$(0.25)	$(0.05)	$(0.46)	$(0.12)
Weighted-average shares used to compute net loss per share (in thousands):
Basic and diluted	23,476	23,174	23,405	23,139

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Six months ended
	Jun 30,		Jun 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(5,818)	$(1,123)	$(10,690)	$(2,819)
Equity-based compensation expense included in cost of revenues	390	344	794	683
Equity-based compensation expense included in research and development expenses	2,420	2,006	4,593	4,001
Equity-based compensation expense included in sales and marketing expenses	468	340	861	673
Equity-based compensation expense included in general and administrative expenses	927	613	1,816	1,335
Amortization of intangible assets related to acquisition of Intrinsix, VisiSonics business in 2023 and Hillcrest Labs business, and investments in NB-IoT and Immervision technologies	702	1,282	1,379	2,564
Costs associated with the Intrinsix and VisioSonics business acquisition	312	325	638	651
Loss associated with the remeasurement of marketable equity securities, net of taxes.	119	527	236	1,398
NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	0	0	0	42
Non-GAAP net income (loss)	$(480)	$4,314	$(373)	$8,528
GAAP weighted-average number of Common Stock used in computation of diluted net loss and loss per share (in thousands)	23,476	23,174	23,405	23,139
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	—	820	—	795
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	23,476	23,994	23,405	23,934

GAAP diluted loss per share	$(0.25)	$(0.05)	$(0.46)	$(0.12)
Equity-based compensation expense	$0.18	$0.14	$0.34	$0.28
Amortization of intangible assets related to acquisition of Intrinsix, VisiSonics business in 2023 and Hillcrest Labs business, and investments in NB-IoT and Immervision technologies	$0.03	$0.06	$0.06	$0.11
Costs associated with the Intrinsix and VisioSonics business acquisitions	$0.01	$0.01	$0.03	$0.03
Loss associated with the remeasurement of marketable equity securities, net of taxes.	$0.01	$0.02	$0.01	$0.06
Non-GAAP diluted earnings (loss) per share	$(0.02)	$0.18	$(0.02)	$0.36

	Three months ended		Six months ended
	Jun 30,		Jun 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating Income (loss)	$(6,274)	$(276)	$(11,067)	$192
Equity-based compensation expense included in cost of revenues	390	344	794	683
Equity-based compensation expense included in research and development expenses	2,420	2,006	4,593	4,001
Equity-based compensation expense included in sales and marketing expenses	468	340	861	673
Equity-based compensation expense included in general and administrative expenses	927	613	1,816	1,335
Amortization of intangible assets related to acquisition of Intrinsix, VisiSonics business in 2023 and Hillcrest Labs business, and investments in NB-IoT and Immervision technologies	702	1,282	1,379	2,564
Costs associated with the Intrinsix and VisiSonics business acquisitions	312	325	638	651
NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	0	0	0	42
Total non-GAAP Operating Income (Loss)	$(1,055)	$4,634	$(986)	$10,141

	Three months ended		Six months ended
	Jun 30,		Jun 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP Gross Profit	$20,600	$26,370	$44,020	$54,357
GAAP Gross Margin	79%	79%	80%	80%

Additional NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	0	0	0	42
Equity-based compensation expense included in cost of revenues	390	344	794	683
Amortization of intangible assets related to acquisition of Intrinsix, acquisition of VisiSonics business in 2023, and investments in NB-IoT and Immervision technologies	386	532	734	1,064
Total Non-GAAP Gross profit	21,376	27,246	45,548	56,146
Non-GAAP Gross Margin	82%	82%	83%	83%

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	June 30,	December 31,
	2023	2022 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$27,511	$21,285
Marketable securities and short-term bank deposits	108,136	118,194
Trade receivables, net	13,502	12,297
Unbilled receivables	18,370	18,953
Prepaid expenses and other current assets	7,753	6,896
Total current assets	175,272	177,625
Long-term assets:
Bank deposits	—	8,205
Severance pay fund	7,916	8,475
Deferred tax assets, net	8,936	8,599
Property and equipment, net	6,868	7,099
Operating lease right-of-use assets	9,836	10,283
Investment in marketable equity securities	172	408
Goodwill	76,771	74,777
Intangible assets, net	6,907	6,680
Other long-term assets	7,595	6,291
Total assets	$300,273	$308,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,104	$1,995
Deferred revenues	3,788	3,168
Accrued expenses and other payables	18,340	25,133
Operating lease liabilities	2,895	2,982
Total current liabilities	26,127	33,278
Long-term liabilities:
Accrued severance pay	8,702	9,064
Operating lease liabilities	6,239	6,703
Other accrued liabilities	621	526
Total liabilities	41,689	49,571
Stockholders’ equity:
Common stock	24	23
Additional paid in-capital	244,250	242,841
Treasury stock	(1,462)	(9,904)
Accumulated other comprehensive loss	(5,583)	(6,249)
Retained earnings	21,355	32,160
Total stockholders’ equity	258,584	258,871
Total liabilities and stockholders’ equity	$300,273	$308,442

(*) Derived from audited financial statements.